Contact:
Richard K. Davis
VP General Counsel
Datatec Systems
richarddavis@datatec.com
(770) 667-8488

                                                                    Exhibit 99.1

           DATATEC SYSTEMS ANNOUNCES INITIAL RESULTS OF ITS QUEST FOR
                        STRATEGIC FINANCING ALTERNATIVES

Alpharetta,  Ga - November 3, 2004-  Datatec  Systems,  Inc.  (DATC.PK) is an IT
professional services firm focused exclusively on the configuration, staging and
implementation   of   large-scale,   complex,   local  and  wide  area  networks
incorporating a broad range of technology.

On October 21, 2004,  Datatec  announced  that it had  retained  Traxi LLC, as a financial  and  restructuring  consultant  to assist the  Company  in  exploring strategic  alternatives,  including  a  financial  restructuring  or sale of the
Company.  Since that date,  Traxi has initiated  contact with several  potential suitors of Datatec's  operations.  None of the  potential  suitors have made any indications of offers that would result in any consideration being available for existing stockholders.  As has been previously announced, the Company remains in default of over $30 Million in secured  debt;  the  proceeds of any  transaction would first be used to satisfy this debt, and other debt, before being available for stockholders.

Although the Company continues to work with Traxi to identify and negotiate with other  potential  suitors  to obtain the best  value for  Datatec's  operations, neither the Company nor Traxi currently believes that any potential  transaction will result in consideration to stockholders.

In  addition,  the Company  believes  that it is  unlikely  that it will be in a position to file its financial statements in the near future.

ABOUT TRAXI LLC

Traxi LLC is a special  situation  advisory  firm  dedicated  to  providing  its clients  with  value  enhancing  solutions  in the areas of  corporate  finance, restructuring, transaction support and asset recovery.

ABOUT DATATEC SYSTEMS, INC.

Datatec  Systems  specializes  in  the  large-scale   deployment  of  networking
technologies.   Datatec's   deployment   services  utilize  a   software-enabled
implementation   model  and  `best  practices'   structured  process  to  ensure
consistent  outcomes.  Datatec's  customers  include Fortune 1000 companies with large, complex, multi-branch environments and world class technology providers.

This Press Release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act  of  1934.  Such  forward-looking  statements  involve  risks  and uncertainties  that may cause the actual  results or objectives to be materially different from those expressed or implied by such forward-looking  statements as more fully  discussed in  Datatec's  filings  with the  Securities  and Exchange
Commission.

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